CERTIFICATE OF INCORPORATION

OF

IDE IMAGING PARTNERS, INC.

ARTICLE I

The name of this Corporation shall be: Ide Imaging Partners, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, Dover, Delaware, 19901, and the name of the registered agent at that address is National Registered Agents, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The Corporation is authorized to issue one class of stock designated “Common Stock.” The total number of shares of Common Stock authorized to be issued is one thousand (1,000) and each such share shall have a par value of $0.001 per share.

ARTICLE V

The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 09/19/1997
971314803 – 2798398

ARTICLE VII

Election of directors at an annual or special meeting of stockholder need not be by written ballot unless the Bylaws of the Corporation shall so. provide.

ARTICLE VIII

A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this sentence shall not eliminate or limit the liability of a director (i) for any breach of his or her duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derives an improper personal benefit.

ARTICLE IX

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the General Corporation Law of Delaware (or its successor statute as in effect from time to time hereunder), then such special meeting may also be called by the person or persons in the manner, at the times and for the purposes so specified.

ARTICLE X

The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

ARTICLE XI

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

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ARTICLE XII

The name and mailing address of the incorporator of the Corporation is:

Jonathan F. Atzen, Esq.
Brobeck, Phleger & Harrison LLP
46575 MacArthur Court, Suite 1000
Newport Beach, California 92660

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware and in pursuance of the General Corporation Law of Delaware, does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this 19th day of September, 1997.

/s/ Jonathan F. Atzen
Jonathan F. Atzen,
Incorporator

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 02/12/1999
991057513 – 2798398

CERTIFICATE OF OWNERSHIP AND MERGER
OF
CAPE FEAR PARTNERS, INC.
(a North Carolina corporation)
INTO
IDE IMAGING PARTNERS, INC.
(a Delaware corporation)

It is hereby certified that:

1.          IDE IMAGING PARTNERS, INC. (hereinafter sometimes referred to as the “Corporation”) is a business corporation of the State of Delaware.

2.          The Corporation is the owner of all the outstanding shares of stock of CAPE PEAR PARTNERS, INC. (hereinafter referred to as “Cape Fear”), which is a business corporation of the State of North Carolina.

3.          The laws of the jurisdiction of organization of Cape Fear permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction,

4.          The Corporation hereby merges Cape Fear into the Corporation.

5.          The following is a copy of the resolutions adopted on February 12,1999 by the Board of Directors of the Corporation to merge Cape Fear into the Corporation:

RESOLVED, that Cape Fear Partners, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers, and franchises of Cape Fear Partners, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Cape Fear Partners, Inc. in its name.

RESOLVED that this Corporation assume all of the obligations of Cape Fear Partners, Inc.

RESOLVED, that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware, by the laws of the State of North Carolina, and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the jurisdiction of Organization of Cape Fear Partners, Inc. and of this Corporation and in any other appropriate jurisdiction.

[Signature Page to Certificate of Ownership and Merger follows]

[Signature Page to Certificate of Ownership and Merger]

Executed on this 12th day of February, 1999.

IDE IMAGING PARTNERS, INC., a Delaware
corporation

By:	/s/ MARK L. WAGAR
Name:	MARK L. WAGAR
Title:	President

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

IDE IMAGING PARTNERS, INC.

It is hereby certified that:

1.    The name of the corporation (hereinafter called the “corporation”) is:

IDE IMAGING PARTNERS, INC.

2.    The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3.    The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.    The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on May 25, 2004.

Signature:	Michael L. Silhol
Name: Michael L. Silhol
Title: Senior Vice President and
Secretary

State of Delaware
Secretary of State	DE BC D-:COA CERTIFICATE OF CHANGE 09/00 (#163)
Division of Corporations
Delivered 04:02 PM 06/01/2004
FILED 03:38 PM 06/01/2004
SRV 040406318 - 2798398 FILE